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                                                                    Exhibit 4.32

                                PROMISSORY NOTE

AMOUNT:  $200,000.00                                    DATE:  November 19, 2001

     FOR VALUE RECEIVED, the undersigned, Color Imaging, Inc. ("Borrower"), a Delaware corporation, promises to pay to the order of KINGS BROTHERS LLC, Federal Tax Identification No. 58-2421945 ("Lender"), at the office of Lender in Norcross, GA, or at such other place as the holder of this Note may from time to time designate, the principal sum of Two Hundred Thousand Dollars ($200,000.00), or so much thereof as may have been advanced to Borrower and not repaid by Borrower pursuant to the terms hereof, together with interest on the unpaid principal amount of such advances at a per annum rate of nine percent (9.0%) so long as the principal amount, or any part thereof, is outstanding. The principal amount of such advances shall bear interest from the date of each such advance.

     Interest provided for herein shall be due and payable at maturity or until such time as there remains no unpaid principal or interest balance on the amounts advanced to Borrower hereunder.

     During the term of this Note, Borrower may borrow, repay and reborrow the principal sum of this Note. On November 18, 2002 (the "Maturity Date"), this note shall mature and all principal, interest, and other fees and charges due with respect hereto, if not previously paid, shall be immediately due and payable.

     The principal sum evidenced by this Note, together with accrued but unpaid interest, shall be due and payable on the Maturity Date, but in any event at the option of the Lender upon the occurrence of (1) the filing by Borrower of a voluntary petition in bankruptcy, the adjudication of Borrower as a bankrupt or insolvent, the filing by Borrower of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or Borrower's seeking or consenting to or acquiescence in the appointment of any trustee, receivor or liquidator or the making of any general assignment for the benefit of creditors or its admission in writing of its inability to pay its debts generally as they become due, or (2) the occurrence of any material adverse change in the financial condition or prospects of Borrower.

     Upon any default by Borrower of any payment or payments due hereunder, or any part of such payment, after any default shall not constitute a waiver of such default by Lender.

     With respect to the amounts due under this Note, Borrower waives demand, presentment, protest, notice of dishonor, notice of non-payment, suit against any party, diligence in collection, and all other requirements necessary to charge or hold the undersigned liable on any obligation hereunder.

     Borrower and Lender, as and to the greatest extent allowed by law, hereby waive any right to trial by jury on any claim, counterclaim, setoff, demand, action or cause of action arising out of or pertaining or relating to this Note.

     The obligations of Borrower hereunder shall be binding upon and enforceable against Borrower's successors and assigns. The obligations of each person named as Borrower herein shall be joint and several obligations of all such persons. This Note shall be governed by, and construed in accordance with, the laws of the State of Georgia. Any provision in this Note which may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof.

     If Lender or Borrower files an action to enforce any agreement contained in this Note, or for any breach of any covenant or condition, then the prevailing party shall be entitled to reasonable collection costs, expenses, or attorney's fees and costs for the services of their attorney(s) in the action.

Borrower:  Color Imaging, Inc.      Address:


/S/ SUELING WANG
--------------------------          4350 Peachtree Industrial Blvd. Suite 100
Sueling Wang, President             Norcross GA 30071


/S/ MORRIS E. VAN ASPEREN
--------------------------
Witness